Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nvidia Corporation of our report dated February 26, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Nvidia Corporation's Annual Report on Form 10-K for the year ended January 31, 2021.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 25, 2021